EXHIBIT 10.1

                              AGREEMENT TO EXCHANGE

           This Agreement to Exchange (the "Agreement") is made this 16th day of August 1999 by and between International Fast Food Corporation (the "Company") and Northstar Investment Management Corp. (the "Holder").

                                    RECITALS

           1. Pursuant to the Indenture (the "Indenture") dated November 5, 1997 by and among the Company, as Issuer, and Marine Midland Bank, as Trustee, the Company issued $27,536,000 in aggregate stated principal amount at maturity of the Company's 11% Convertible Senior Subordinated Discount Notes due 2007 (the "Securities").

           2. The Holder is the record and beneficial owner of $17,900,000 in aggregate stated principal amount at maturity of the Securities.

           3. The Holder has agreed to exchange the Securities on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

           The parties, intending to be legally bound, for and in consideration of the mutual covenants and agreements set forth herein, hereby agree as follows:

           1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

                     (a) "Current Market Price" means the average of the daily Closing Price per share of the Common Stock for the ten consecutive Trading Days immediately prior to the date in question.

                     (b) "Closing Price" means the closing sale price, regular way, on the applicable day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or SmallCap Market, or, if such security is not listed or admitted for trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the best bid offered price on the OTC Bulletin Board Service (the "OTC BBB") on days when transactions in the Common Stock of the Company are not effected, or on such days as transactions are effected on the OTC BBS, the highest price at which a trade was executed as reported to the National Association of Securities Dealers, Inc. through the Automated Confirmation Transaction Service.



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                     (c) "Trading Day" means any day on which the OTC BBS or the
Nasdaq National Market or SmallCap Market System is open for the transaction of business.

           2. EXCHANGE. On the Exchange Date (as defined in Section 4 below), the Holder agrees to exchange all Securities held by it for that number of fully paid and nonassessable whole shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock"), obtained by dividing (i) the aggregate Accreted Value of the Securities, through and including the Exchange Date, by
(ii) $100.00.

           3. TERMS OF THE PREFERRED STOCK. The Preferred Stock shall have the terms set forth in the term sheet attached hereto as Exhibit A. These terms shall be set forth in an amendment to the Articles of Incorporation of the Company to be filed with the Secretary of State of the State of Florida.

           4. EXCHANGE DATE. The Exchange Date shall be the date on which the Series Resolutions of the Series B Convertible Preferred Stock are filed with the Florida Secretary of State.

           5. LOCK-UP PERIOD. The Holder may not sell, assign, convey or encumber any shares of Common Stock received upon the conversion of the Preferred Stock until January 1, 2001. The Holder may not sell, assign or convey any shares of Preferred Stock unless the person or entity to whom the shares of Preferred Stock are being sold, transferred or conveyed agrees in writing to be bound by this lock-up provision, which agreement shall be provided to the Company prior to such sale, transfer or conveyance.

           6. MAKE WHOLE ADJUSTMENT. On December 31, 2000, if the Current Market Price of the Common Stock is less than $.66, the Conversion Price shall be adjusted to equal the Current Market Price.

           7. GENERAL PROVISIONS. This Agreement, including matters of construction, validity and performance, shall be governed in accordance with the laws of the State of Florida, without giving effect to its choice of law rules. This Agreement may not be assigned by either party hereto without the written consent of the non-assigning party. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended orally, but only by an agreement in writing signed by the parties hereto. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                         [Signatures on following page]



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           IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

                               International Fast Food Corporation


                               By:  /S/ MITCHELL RUBINSON
                               ----------------------------------------
                               Name: Mitchell Rubinson
                               Its: Chairman of the Board and Chief Executive Officer

                               Northstar Investment Management Corp.


                               By: /S/ JEFFREY S. AURIGEMMA
                               -----------------------------------------
                               Name: Jeffrey S. Aurigemma
                               Its: Vice President



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                                    EXHIBIT A
                       INTERNATIONAL FAST FOOD CORPORATION

                 SERIES B CONVERTIBLE PREFERRED STOCK TERM SHEET


Issuer:                     International Fast Food Corporation (the "Company")

Security:                   Series B Convertible Preferred Stock (the "Preferred
                            Stock")

Issue Date:                 Exchange Date as defined in the Agreement to
                            Exchange

Rank: The Preferred Stock shall rank equally with the highest ranking preferred stock of the Company with respect to liquidation.

Liquidation Value:          $100.00 per share upon the voluntary or
                            involuntary liquidation, dissolution or winding up of the Company

Dividend:                   3.0% of the liquidation value per annum beginning on
                            December 31, 2001, to be paid in shares of Series B
                            Preferred Stock; provided, however, if at any time after January 1, 2003, the Common Stock has a
                            Current Market Price of $1.28 or higher, the dividend rights of the Preferred Stock shall be cancelled.

Conversion Price:           The conversion price will be $.66.

Conversion Date             The Preferred Stock shall be immediately
                            convertible.

Maturity                    The Preferred Stock shall be perpetual.

Registration Requirements   The Company will be required to file a
                            registration statement for the Preferred Stock and the shares of Common Stock underlying the Preferred
                            Stock within 180 days after the Exchange Date;
                            provided, however, that if the Company fails to file the registration statement prior to such time, the dividend rate shall be increased by one-quarter of one percent for each subsequent 30-day period that the registration statement is not filed. The Company shall use its reasonable business efforts to cause such registration statement to be declared effective.